SCHEDULE 14A
                                    (Rule 14a-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                         / X /

Filed by a party other than the registrant     /   /

Check the appropriate box:

/   /  Preliminary proxy statement

/   /  Definitive proxy statement

/ X /  Definitive additional materials

/   /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          OPPENHEIMER TOTAL RETURN FUND, INC.
- ------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)
                                Denis R. Molleur, Esq.

- ------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/  /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or
       14a-6(j)(2).

/   /  $500 per each party to the controversy pursuant to Exchange
       Act Rule 14a-6(i)(3).

/   /  Fee Computed on table below per Exchange Act Rules 14a
       -6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:
- -------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
- -------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------

/   /  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
- -------------------------------------------------------------------

(2)   Form, schedule or registration statement no.:
- -------------------------------------------------------------------

(3)   Filing Party:
- -------------------------------------------------------------------

(4)   Date Filed:

- --------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                               June 1995



Dear Oppenheimer Total Return Fund, Inc. Class A Shareholder:

     A shareholder meeting has been scheduled in June, and all shareholders of record as of April 28, 1995 are being asked to vote either in person or by proxy. You will find a notice of the meeting, a ballot card, a proxy statement detailing the proposal and a postage-paid return envelope enclosed for your use.

     Your vote is very important because these decisions will affect your investment, and it's your chance to help shape the policies of the Fund. So we urge you to consider these issues carefully and to make your vote count.

How do you vote?

     To vote, simply complete the ballot by marking your choices and return it in the postage-paid envelope provided. Remember, it can be expensive for the Fund -- and ultimately for you as a shareholder -- if ballots must be remailed because not enough responses are received in connection with this mailing to conduct the meeting.

What are the issues?

     After consideration, the Board of Directors, which represents your interests in the day-to-day management of the Fund, recommends approval of the following items:

- -    Election of Directors.  There are nine Directors up for
     reelection. You will find detailed information on each nominee for Director in the enclosed proxy statement.

- -    Ratification of Auditors.  Each year, outside auditors are employed to review the Fund's financial statements, as explained in the proxy statement.

     No matter how large or small your investment, your vote is important, so please review the proxy statement carefully. To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid envelope today.

     Please contact your financial adviser or call us at 1-800-525-7048 if you have any questions.

     As always, we appreciate your confidence in OppenheimerFunds and thank you for allowing us to manage a portion of your investment assets.

                              Sincerely,

                              (JSF signature)

                               June 1995



Dear Oppenheimer Total Return Fund Class B Shareholder:

     A shareholder meeting has been scheduled in June, and all shareholders of record as of April 28, 1995 are being asked to vote either in person or by proxy. You will find a notice of the meeting, a ballot card, a proxy statement detailing the proposal and a postage-paid return envelope enclosed for your use.

     Your vote is very important because these decisions will affect your investment, and it's your chance to help shape the policies of the Fund. So we urge you to consider these issues carefully and to make your vote count.

How do you vote?

     To vote, simply complete the ballot by marking your choices and return it in the postage-paid envelope provided. Remember, it can be expensive for the Fund -- and ultimately for you as a shareholder -- if ballots must be remailed because not enough responses are received in connection with this mailing to conduct the meeting.

What are the issues?

     After consideration, the Board of Directors, which represents your interests in the day-to-day management of the Fund, recommends approval of the following items:

     Election of Directors. There are nine Directors up for reelection. You will find detailed information on each nominee for Director in the enclosed proxy statement.

- -    Ratification of Auditors.  Each year, outside auditors are employed to review the Fund's financial statements, as explained in the proxy statement.

- -    Changes in Distribution Plan for Class B Shares.  Currently, the
     Fund's distributor is reimbursed for a portion of its expenses by demonstrating actual distribution costs. Your approval is requested to change the way the distributor is paid so it is compensated with a flat fee (as a percentage of net assets) for its distribution efforts at the same rate as the current 12b-1 plan. A compensation plan is a common type of 12b-1 plan in the mutual fund industry. Any distribution costs in excess of that rate will be the responsibility of the Fund's distributor.

     No matter how large or small your investment, your vote is important, so please review the proxy statement carefully. To cast your vote, simply mark, sign and date the enclosed proxy ballot and return it in the postage-paid envelope today.


     Please contact your financial adviser or call us at 1-800-525-7048 if you have any questions.

     As always, we appreciate your confidence in OppenheimerFunds and thank you for allowing us to manage a portion of your investment assets.

                                    Sincerely,

                                    (JSF signature)